As filed with the Securities and Exchange Commission on December 11, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERIPRISE FINANCIAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-3180631
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Ameriprise Financial Center

Minneapolis, Minnesota

(Address of Principal Executive Offices)

55474

(Zip Code)

Ameriprise Financial 401(k) Plan
(Full Title of the Plan)

John C. Junek, Esq.
Executive Vice President and General Counsel
1099 Ameriprise Financial Center
Minneapolis, Minnesota 55474
(Name and Address of Agent for Service)

(612) 671-3131
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed Maximum	Amount of
to be	to be	Offering Price Per Share	Aggregate Offering	Registration
Registered	Registered (1)(2)	(3)	Price (3)	Fee (3)
Ameriprise Financial Common Stock, par value $.01 per share (4)	5,000,000 shares	$20.54	$102,700,000	$4,036.11

(1)

Represents the maximum number of common shares of Ameriprise Financial, Inc. (“Common Stock”) that may be offered and sold pursuant to the Ameriprise Financial 401(k) Plan (the “Plan”), together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar adjustment of outstanding Common Stock.

(2)

Represents an estimate of the number of shares that will be purchased with aggregate employee contributions that will be made to the Plan during approximately the two-year period through December 31, 2010.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”) with respect to shares of Common Stock issuable pursuant to the Plan and based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on December 9, 2008.

(4)	Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,000,000 shares of the Common Stock of Ameriprise Financial, Inc. (the “Registrant”) (and an indeterminate amount of interests) to be issued pursuant to the Ameriprise Financial 401(k) Plan, as amended and restated effective January 1, 2007 (the “Plan”).  Pursuant to General Instruction E to Form S-8, the contents of Part I and of Items 4, 6, 7 and 9 of Part II of the Registration Statement previously filed by the Registrant on October 3, 2005 under Registration Number 333-128790, with respect to securities offered pursuant to the Plan are hereby incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                   Incorporation of Documents by Reference.

The following documents, heretofore filed by the Registrant and the Plan with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)                                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Commission on February 29, 2008;

(b)                                                 The Plan’s Annual Report on Form 11-K for the year ended December 31, 2007, as filed with the Commission on June 26, 2008;

(c)                                                  All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2007; and

(d)                                                 The description of the Registrant’s Common Stock contained in the Registrant’s Form 10 Registration Statement as filed with the Commission on August 19, 2005, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 5.                                                   Interests of Named Experts and Counsel.

As of December 9, 2008, John C. Junek, Esq., Executive Vice President and General Counsel of the Registrant, who has rendered the opinion attached hereto as Exhibit 5.1, beneficially owned shares of the Registrant’s Common Stock having a fair market value of approximately $585,000.00, vested Stock Options with an exercise price in excess of the market value as of December 9, 2008, and phantom share units in the Company’s Deferred Compensation Plan and Supplemental Retirement Plan having a value of approximately $203,000.00.  In addition, Mr. Junek holds unvested options to purchase shares of the Registrant’s Common Stock granted under the Ameriprise Financial 2005 Incentive Compensation Plan which are not included in his beneficially owned shares.

Item 8.                                                   Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K).

Exhibit No.	Document

4.1	Ameriprise Financial 401(k) Plan, as amended and restated effective January 1, 2007

4.2	Amended and Restated Certificate of Incorporation of the Registrant

4.3	Amended and Restated Bylaws of the Registrant

5.1	Opinion of John C. Junek, Esq., Executive Vice President and General Counsel of the Registrant regarding the validity of the securities being registered

5.2	Internal Revenue Service determination letter regarding qualification of Ameriprise Financial 40(k) Plan under Section 401 of Internal Revenue Code

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of John C. Junek, Esq., Executive Vice President and General Counsel of the Registrant (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 11th day of December, 2008.

AMERIPRISE FINANCIAL, INC.

/s/ JOHN C. JUNEK
JOHN C. JUNEK
Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints James M. Cracchiolo and John C. Junek,

and each of them, each with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments or post-effective amendments related to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated as of the 11th day of December, 2008.

Signature	Title

/s/ JAMES M. CRACCHIOLO
JAMES M. CRACCHIOLO	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)

/s/ WALTER S. BERMAN
WALTER S. BERMAN	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ DAVID K. STEWART
DAVID K. STEWART	Vice President and Controller (Chief Accounting Officer)

/s/ IRA D. HALL
IRA D. HALL	Director

/s/ WARREN D. KNOWLTON
WARREN D. KNOWLTON	Director

/s/ W. WALKER LEWIS
W. WALKER LEWIS	Director

/s/ SIRI S. MARSHALL
SIRI S. MARSHALL	Director

/s/ JEFFREY NODDLE
JEFFREY NODDLE	Director

/s/ RICHARD F. POWERS III
RICHARD F. POWERS III	Director

/s/ H. JAY SARLES
H. JAY SARLES	Director

/s/ ROBERT F. SHARPE, JR.
ROBERT F. SHARPE, JR.	Director

/s/ WILLIAM H. TURNER
WILLIAM H. TURNER	Director

The Plan.  Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 11th day of December, 2008.

AMERIPRISE FINANCIAL 401(K) PLAN

/s/ Martin S. Solhaug

MARTIN S. SOLHAUG
Vice President, Compensation & Benefits, Human Resources

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

4.1	Ameriprise Financial 401(k), as amended and restated effective January 1, 2007	Filed Electronically

4.2

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 1-32525, filed on October 4, 2005).

Incorporated by reference

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K, file No. 1-32525, filed on February 27, 2007)	Incorporated by reference

5.1	Opinion of John C. Junek, Esq., Executive Vice President and General Counsel of the Registrant, regarding the validity of the securities being registered	Filed electronically

5.2	Internal Revenue Service determination letter regarding qualification of Ameriprise Financial 40(k) Plan under Section 401 of Internal Revenue Code	Filed electronically

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Filed electronically

23.2	Consent of John C. Junek, Esq., Executive Vice President and General Counsel of the Registrant (included in Exhibit 5.1.)	Filed electronically

24.1	Power of Attorney (included on signature page)	Filed electronically